
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                    3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      28,656,473
<SECURITIES>                                         0
<RECEIVABLES>                                  149,720<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              30,357,125<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                30,357,125<F3>
<SALES>                                              0
<TOTAL-REVENUES>                              (38,412)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               730,453
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (768,865)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (768,865)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (768,865)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $90,138 and due from DWR of $59,582.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,550,932.
<F3>Liabilities include redemptions payable of $236,407, accrued management fees of $100,743, accrued administrative expenses payable of $33,628, and accrued incentive fees of $0.
<F4>Total revenue includes realized trading revenue of $195,940, net change in unrealized of $(505,220) and interest income of $270,868.

